Exhibit 99.1

ICON EQUIPMENT AND CORPORATE

INFRASTRUCTURE FUND FOURTEEN, L.P.

PORTFOLIO OVERVIEW

FIRST QUARTER

Letter from the CEOs                                                                                                                                    As of july 6, 2012

Dear investor in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.:

We write to briefly summarize our activity for the first quarter ended March 31, 2012.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of March 31, 2012, Fund Fourteen was in its operating period.  As of March 31st, Fund Fourteen had invested $223,770,9611 of capital, or 97.81% of capital available for investment, in business-essential equipment and corporate infrastructure.

During the first quarter of 2012, Fund Fourteen made three term loans for a total investment amount of $28,906,250.  The term loans are secured by business essential equipment of each borrower.

We believe that there will be many opportunities for us to continue to deploy our equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Fourteen’s operations to date.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.

ICON Equipment and Corporate Infrastructure
Fund Fourteen, L.P.

First Quarter 2012 Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Portfolio Overview for the first quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

We raised $257,646,987 commencing with our initial offering on May 18, 2009 through the closing of our offering on May 18, 2011.

Our operating period commenced on May 19, 2011, during which time we anticipate continuing to invest our offering proceeds and cash generated from operations in business-essential equipment and corporate infrastructure.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our General Partner’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On May 22, 2012, the term loan to Northern Crane Services Inc. (“Northern Crane”) was satisfied in full prior to its maturity date.  Our initial investment was approximately $5,250,000 and, during the term of this investment, we collected approximately $6,759,000 in loan proceeds.

•
On June 4, 2012, we, through a joint venture owned 40% by us, completed the purchase of the offshore support vessel, the Lewek Ambassador, by funding the final installment of $16,000,000 and taking physical delivery of the vessel.  The total purchase price of the vessel was $25,000,000, which consisted of $7,500,000 in cash and a $17,500,000 non-recourse loan that was drawn down simultaneously with the physical delivery of the vessel.

•
On June 22, 2012, we participated in a $19,100,000 amended loan facility by making a $1,855,000 loan to NTS Communications, Inc. and certain affiliates (collectively, “NTS”). The loan is secured by (i) a first priority security interest on all of NTS’s existing and hereafter acquired assets including, without limitation, all equipment used in NTS’s high speed broadband services operation which provides Internet access, digital cable TV programming and local and long distance telephone service to residential and business customers, (ii) a first priority security interest on all accounts receivable and inventory, (iii) a mortgage over real property located in Lubbock, Texas, and (iv) a stock pledge of NTS (collectively, the “NTS Collateral”).  The loan bears interest at 12.75% per year and is payable monthly in arrears for a period of sixty months beginning on July 1, 2012.  Additionally, we will make a delayed draw term loan to NTS in the amount of $1,643,000, the proceeds of which will be used to purchase additional assets for NTS’s high speed broadband services operation (the “NTS CapEx Loan”).  We expect the NTS CapEx Loan to be made prior to September 30, 2012. In addition to the NTS Collateral, the NTS CapEx Loan will be secured by a first priority security interest on all of the assets acquired by NTS from the proceeds of the NTS CapEx Loan.  The NTS CapEx Loan will bear interest at 12.75% per year and will be payable monthly in arrears for a period of fifty-seven months. All of NTS’s obligations are guaranteed by its parent company, NTS, Inc.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of March 31, 2012, our portfolio consisted primarily of the following investments:

•
We participated in a $42,754,960 loan facility by making a $6,000,000 term loan to VAS Aero Services, LLC (“VAS”).  The loan is secured by a second priority security interest in, among other things, aircraft engines and related parts in VAS’s airplane component aftermarket sales operation.  The loan bears interest at a rate between 12% and 14.5% per year calculated on a quarterly basis and is payable through October 6, 2014.  VAS’s obligations under the loan are guaranteed by its parent company, VAS Aero Holdings, Inc., and certain affiliates.

•
A 40.53% interest in eight Ariel gas compressors (the “Compressors”) that were purchased for the aggregate amount of approximately $11,298,000.  The Compressors are subject to a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013. The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.  On September 14, 2011, the future receivables related to the leases with Atlas were financed by entering into a loan agreement with Wells Fargo Equipment Finance, Inc. in the amount of approximately $10,628,000. The loan bears interest at 4.08% per year and matures on September 1, 2013.

•
We participated in a $96,000,000 loan facility by making second priority term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) in the aggregate amount of $14,400,000.  The proceeds from the loans were used for the purchase of two Aframax tanker vessels, Shah Deniz and Absheron.  The loan bears interest at 15.25% per year and matures seventy-two months from the delivery date of each vessel.  All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited, and Ocean Holding Company Limited.

•
We participated in a $171,050,000 loan facility by making a $15,093,000 term loan to Jurong Aromatics Corporation Pte. Ltd. (“Jurong Aromatics”). The facility is part of an approximately $2.3 billion financing of the construction and operation of a condensate splitter and aromatics complex on Jurong Island in Singapore (the “Jurong Complex”).  The loan bears interest at rates ranging from 12.50% to 15% per year and matures in January 2021. The loan is secured by a second priority security interest in all of Jurong Aromatics’ assets which include, among other things, all equipment, plant, and machinery associated with the Jurong Complex.

•
A 40% interest in a joint venture that entered into a memorandum of agreement to purchase the Lewek Ambassador. On December 20, 2012, the joint venture funded $9,000,000 of the purchase price, of which $1,500,000 was reimbursed to the joint venture upon completion of the acquisition. The joint venture completed the acquisition of the vessel on June 4, 2012 by funding the final installment of $16,000,000 and taking physical delivery of the vessel. The total purchase price of the vessel was $25,000,000, comprised of $7,500,000 in cash and $17,500,000 in a non-recourse loan.  The vessel is subject to a one hundred-eight month bareboat charter with Gallatin Maritime Management, beginning on June 4, 2012. All of the obligations under the bareboat charter are guaranteed by Ezra Holdings Limited.

•
We participated in a $20,000,000 loan facility by making a first priority term loan to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”). We contributed $9,000,000 to make the loan.  The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM Borrowers analog seismic system equipment, and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans bear interest at 15% per year for a period of sixty months, beginning on August 1, 2009.

•
A 75% interest in two Aframax tankers, Eagle Otome and Eagle Subaru (the “Tankers”), and two Very Large Crude Carriers, Eagle Virginia and Eagle Vermont (the “VLCCs”). The Tankers were each acquired for a purchase price of $13,000,000, comprised of $4,000,000 in cash and $9,000,000 in a non-recourse loan and are subject to thirty-six month bareboat charters with AET, Inc. Limited (“AET”).  The VLCCs were each acquired for a purchase price of $72,000,000, comprised of $17,000,000 in cash and $55,000,000 in a non-recourse loan and are subject to one hundred twenty month bareboat charters with AET.  The obligations of AET under the bareboat charters are guaranteed by AET’s parent company, AET Tanker Holdings Sdn. Bhd.  On April 5, 2011, $22,000,000 of subordinated non-recourse long term debt was borrowed from an unaffiliated third-party related to this investment. The loan is for a period of sixty months and may be extended for an additional twelve months.  On April 20, 2012, we were notified of an event of default on the senior loan.  Due to a change in the fair value of the Tankers and the VLCCs, a provision in the senior loan agreement restricts our ability to utilize cash generated by the charters of the Tankers and the VLCCs as of January 12, 2012 for purposes other than paying the senior loan. Approximately $1,800,000 was classified as restricted cash as of March 31, 2012. Charter payments in excess of the senior loan service are held in reserve by the senior lender until such time as the restriction is cured. Once cured, the reserves will be released to us. While this restriction is in place, we are prevented from applying the charter proceeds to the subordinated debt. As of March 31, 2012, all required payments on the subordinated debt had been made. Should we fail to meet our future payment obligations, the subordinated lender has certain rights, including step-in rights, which allow it to collect cash generated from the charters until such time as the subordinated lender has received all unpaid amounts.

•
We participated in an $8,000,000 loan facility by making a $4,800,000 term loan to Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”).  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  The loan bears interest at 13% per year and is payable monthly in arrears for a period of forty-eight months beginning on September 1, 2010.

•
A crude oil tanker, the Center, which was purchased from Center Navigation Ltd. (“Center Navigation”), a wholly-owned subsidiary of Geden Holdings Limited (“Geden”), for $69,000,000.  The purchase price was comprised of $16,000,000 in cash, a non-recourse loan in the amount of $44,000,000, and $9,000,000 of subordinated seller’s credit.  The tanker is subject to a sixty month bareboat charter with Center Navigation that commenced on June 21, 2011.  All of Center Navigation’s obligations under the bareboat charter are guaranteed by Geden.

•
Two supramax bulk carrier vessels, the Amazing and the Fantastic, which were purchased from wholly-owned subsidiaries of Geden for the aggregate purchase price of $67,000,000.  The purchase price was comprised of $23,450,000 in cash and a non-recourse loan in the amount of $43,550,000.  The vessels are subject to eighty-four month bareboat charters with subsidiaries of Geden that commenced on October 1, 2010.  All obligations under the bareboat charters are guaranteed by Geden.

•
We participated in a $12,500,000 loan facility by making a $7,500,000 term loan to Kanza Construction, Inc. (“Kanza”).  The loan is secured by, among other things, equipment used in Kanza’s railroad services business comprised of trucks, trailers, cranes, crawlers and excavators, and a pledge of Kanza’s stock.  The loan bears interest at 13% per year and is payable monthly in arrears for a period of sixty months beginning on April 1, 2012.  All of Kanza’s obligations under the loan are guaranteed by, among others, the sole shareholder of Kanza.

•
We participated in a $37,000,000 loan facility (the “Revstone Term Loan”) by making a $15,406,250 loan to subsidiaries of Revstone Transportation, LLC (collectively, the “Revstone Borrowers”).  The Revstone Term Loan is secured by, among other things, a first priority security interest on all of the Revstone Borrowers’ manufacturing equipment and related collateral, various equity pledges, and a mortgage on certain real property.  The Revstone Term Loan bears interest at 15% per year and is payable monthly in arrears for a period of sixty months beginning on March 1, 2012.  We also made a capital expenditure loan (the “CapEx Loan”) to the Revstone Borrowers in the amount of approximately $1,062,000.  The CapEx Loan is secured by a first priority security interest on the machining equipment purchased with the proceeds from the CapEx Loan, as well as a second priority security interest in the Revstone Term Loan collateral.  The CapEx Loan bears interest at rates between 15% and 17% per year and is payable monthly in arrears for a period of sixty months beginning on May 1, 2012. All of the Revstone Borrowers’ obligations under the Revstone Term Loan and the CapEx Loan are guaranteed by Revstone Transportation, LLC and certain of its affiliates.

•
A 3-layer blown film extrusion line and an eight color flexographic printing press that was purchased from Exopack, LLC (“Exopack”) for the aggregate purchase price of approximately $6,376,000. The equipment is subject to sixty month leases with Exopack that expire on July 31, 2014 and September 30, 2014.  The obligations of Exopack are guaranteed by its parent company, Exopack Holding Corp.

•
We made a term loan to affiliates of Northern Leasing in the amount of approximately $9,858,000.  The loan was secured by various pools of leases for point of sale equipment and a guaranty from Northern Leasing.  The loan accrued interest at 18% per year, was scheduled to mature in November 2014, and, on May 2, 2012, was satisfied prior to its maturity date. During the term of this investment, we collected approximately $12,798,000 in loan proceeds.

•
We made a term loan to Western Drilling Inc. and Western Landholdings, LLC (collectively, “Western Drilling”) in the aggregate amount of $9,465,000.  The loan is secured by, among other collateral, oil and drilling rigs and a mortgage over real property.  The loan bears interest at 14% per year, is payable monthly in arrears for a period of sixty months, and matures in September 2016.  All of Western Drilling’s obligations under the loan are personally guaranteed by their owners.

•
Twenty-six 2010 MCI J4500 motor coach buses that were purchased for the aggregate amount of approximately $10,370,000.  The buses are subject to a sixty-month lease with Dillon's Bus Service, Inc. (“DBS”), Lakefront Lines, Inc. (“Lakefront”), and CUSA GCT, LLC (“CUSA GCT”) that commenced on June 1, 2010.  The obligations of DBS, Lakefront and CUSA GCT are guaranteed by Coach America Holdings, Inc. and CUSA, LLC.  On January 3, 2012, DBS, Lakefront, CUSA GCT and their parent-company, Coach Am Group Holdings Corp., commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court. As of March 31, 2012, DBS, Lakefront, and CUSA GCT have made substantially all of their lease payments.

•
We participated in an approximately $150,000,000 loan facility by making a $5,250,000 term loan to Northern Crane.  The loan was secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries.  All of Northern Crane’s and its subsidiaries’ obligations under the loan were guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.  The loan accrued interest at 15.75% per year, was scheduled to mature in March 2015, and, on May 22, 2012, was satisfied prior to its maturity date.

•
We participated in a £24,800,000 loan facility by making a £2,610,000 second priority term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”).  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries.  The loan bears interest at 20% per year for a period of thirty-three months, which began on January 1, 2010.

•
Information technology equipment that is subject to various leases with Global Crossing Telecommunications, Inc. (“Global Crossing”).  The equipment was purchased for approximately $12,951,000 and is subject to thirty-six month leases with Global Crossing that commenced between March 1, 2011 and July 1, 2011.

•
A 90.92% interest in a joint venture that owns telecommunications equipment subject to various leases with Global Crossing.  The equipment was purchased for approximately $11,738,000 and the leases are set to expire between September 30, 2012 and February 28, 2013.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $15,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At March 31, 2012, there were no obligations outstanding under the Facility.

Additional Disclosures

As of March 31, 2012, the Fund maintained a leverage ratio of 1.12:11.  We collected 100%2 of all scheduled receivables due for the first quarter of 2012.

One of our objectives is to provide cash distributions to our members.  In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations.  We refer to this financial measure as cash available from our business operations, or CABO.  CABO is not equivalent to our net operating income or loss as determined under GAAP.  Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time.  We define CABO as the net change in cash during the period plus distributions to members and investments made during such period, less the debt proceeds used to make such investments and the activity related to the revolver, as well as the net proceeds from equity raised through the sale of interests during such period.

1 Pursuant to the Fund’s financials, prepared in accordance with GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
2 Collections as of April 30, 2012.

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful.  CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity.  CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of management fees and expenses, excluding distributions to partners, net equity raised and investments made.

Net Change in Cash per GAAP Statement of Cash Flows	Business Operations Net cash flow generated by our investments, net of management fees and expenses (CABO)	Non-Business Operations Net equity raised Cash expended to make investments and Distributions to partners

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations.  By taking the total net change in cash and deducting the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of management fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period from the GAAP statements of cash flows
+           distributions to partners during the period
+           investments made during the period to the extent of equity raised and cash on hand at the beginning of theperiod
-           debt proceeds specifically used to make an investment and the activity related to the revolver
-           net proceeds from the sale of interests during the period

=           CABO

Cash Available From Business Operations
for the Period January 1, 2012 to March 31, 2012

Cash Balance at January 1, 2012	$48,783,509
Cash Balance at March 31, 2012	$18,466,468

Net Change in Cash		$(30,317,041)

Add Back:
Distributions Paid to Partners from January 1, 2012 to March 31, 2012		$5,228,926

Investments made during the Period
Investment in Notes Receivable	29,676,825
Investment in Notes Receivable by joint venture	-
Purchase of Equipment	-
Investment in Joint Ventures	117,500
Investment by Noncontrolling Interests, net	-
		$29,794,325

Deduct:
Net equity raised during the period		$-
Debt Proceeds used specifically for Investments and activity related to the revolver		$-

Cash Available from Business Operations (CABO)		$4,706,210	1

1  CABO does not include $2,000,618 of cash which is temporarily restricted as part of our debt agreement related to the Tankers and the VLCCs. Were this cash not temporarily restricted, approximately $1,500,000 ($2,000,618, less 25% attributable to noncontrolling interest) would have been a part of the ending cash balance and CABO would have been $6,206,210.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager, and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Investments is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

We pay or paid our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles. During the second quarter of 2012, we paid our Investment Manager an acquisition fee in the amount of $46,375.

In addition, we reimbursed our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses were capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests were sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.  These costs included, but were not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering, and distributing our limited partnership interests to the public.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations, and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner in the amount of $52,289 for the three months ended March 31, 2012. Additionally, our General Partner’s interest in our net income was $52,687 for the three months ended March 31, 2012.

Fees and other expenses paid or accrued by us to our General Partner or its affiliates were as follows:

			Three Months Ended March 31,
Entity	Capacity	Description	2012	2011
ICON Capital Corp.	Investment Manager	Organizational and offering
		expense reimbursements (1)	$-	$59,367
ICON Securities Corp.	Dealer-Manager	Underwriting fees (2)	-	943,477
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	1,490,668	3,491,112
ICON Capital Corp.	Investment Manager	Management fees (4)	575,688	336,186
ICON Capital Corp.	Investment Manager	Administrative expense
		reimbursements (4)	790,265	1,192,961
			$2,856,621	$6,023,103

(1) Amount capitalized and amortized to partners' equity.
(2) Amount charged directly to partners' equity.
(3) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(4) Amount charged directly to operations.

At March 31, 2012 and December 31, 2011, we had a net payable due to our General Partner and its affiliates of $363,796 and $398,466, respectively, that primarily consisted of administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	March 31,
	2012	December 31,
	(unaudited)	2011

Cash and cash equivalents	$18,466,468	$48,783,509
Restricted cash	4,500,618	2,500,000
Net investment in finance leases	143,957,560	145,974,532
Leased equipment at cost (less accumulated depreciation of
$22,676,517 and $18,302,163, respectively)	176,735,842	181,110,196
Net investment in notes receivable	98,340,419	70,406,783
Note receivable from joint venture	2,800,000	2,800,000
Investments in joint ventures	1,003,774	1,029,336
Other assets	6,738,151	6,044,435

Total Assets	$452,542,832	$458,648,791

Liabilities and Equity

Liabilities:
Non-recourse long-term debt	$215,887,943	$221,045,626
Derivative financial instruments	9,974,774	10,663,428
Deferred revenue	3,243,169	3,245,739
Due to General Partner and affiliates	363,796	398,466
Accrued expenses and other liabilities	9,123,853	9,418,900

Total Liabilities	238,593,535	244,772,159

Commitments and contingencies

Equity:
Partners’ Equity:
Limited Partners	202,532,189	202,492,816
General Partner	(277,546)	(277,944)

Total Partners’ Equity	202,254,643	202,214,872

Noncontrolling Interests	11,694,654	11,661,760

Total Equity	213,949,297	213,876,632

Total Liabilities and Equity	$452,542,832	$458,648,791

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
Finance income	$6,789,817	$3,635,146
Rental income	7,906,717	1,699,791
(Loss) income from investments in joint ventures	(143,062)	146,110
Other income	76,966	176,479

Total revenue	14,630,438	5,657,526

Expenses:
Management fees	575,688	336,186
Administrative expense reimbursements	790,265	1,192,961
General and administrative	25,532	368,459
Depreciation	4,374,354	1,051,420
Interest	2,942,730	599,130
Loss on derivative financial instruments	229,575	-

Total expenses	8,938,144	3,548,156

Net income	5,692,294	2,109,370

Less: Net income attributable to noncontrolling interests	423,597	41,009

Net income attributable to Fund Fourteen	$5,268,697	$2,068,361

Net income attributable to Fund Fourteen allocable to:
Limited Partners	$5,216,010	$2,047,677
General Partner	52,687	20,684

	$5,268,697	$2,068,361

Weighted average number of limited
partnership interests outstanding	258,832	208,471

Net income attributable to Fund Fourteen
per weighted average limited partnership
interest outstanding	$20.15	$9.82

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Changes in Partners' Equity

	Partners' Equity
	Limited			Total
	Partnership	Limited		Partners'	Noncontrolling	Total
	Interests	Partners	General Partner	Equity	Interests	Equity
Balance, December 31, 2011	258,832	$202,492,816	$(277,944)	$202,214,872	$11,661,760	$213,876,632

Net income	-	5,216,010	52,687	5,268,697	423,597	5,692,294
Cash distributions	-	(5,176,637)	(52,289)	(5,228,926)	(390,703)	(5,619,629)

Balance, March 31, 2012 (unaudited)	258,832	$202,532,189	$(277,546)	$202,254,643	$11,694,654	$213,949,297

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income	$5,692,294	$2,109,370
Adjustments to reconcile net income to net cash
provided by operating activities:
Finance income, net of costs and fees	116,655	219,060
Loss (income) from investments in joint ventures	143,062	(146,110)
Depreciation	4,374,354	1,051,420
Interest expense from amortization of debt financing costs	255,057	32,306
Interest expense, other	93,918	-
Other income	(64,740)	(121,319)
Gain on derivative financial instruments	(688,654)	-
Allowance for credit losses	(340,000)	-
Changes in operating assets and liabilities:
Restricted cash	(2,000,618)	(500,000)
Other assets	(940,498)	31,294
Accrued expenses and other liabilities	(388,965)	130,203
Deferred revenue	(2,570)	1,999,809
Due to General Partner and affiliates	(34,670)	115,773
Distributions from joint ventures	-	146,110

Net cash provided by operating activities	6,214,625	5,067,916

Cash flows from investing activities:
Purchase of equipment	-	(55,382,745)
Principal repayment on finance leases	1,959,838	985,163
Investment in joint venture	(117,500)	-
Distributions received from joint ventures in excess of profits	-	98,898
Investment in notes receivable	(29,676,825)	-
Principal repayment on notes receivable	2,080,133	1,536,563

Net cash used in investing activities	(25,754,354)	(52,762,121)

Cash flows from financing activities:
Repayments of non-recourse long-term debt	(5,157,683)	(907,292)
Debt financing costs	-	(3,540,000)
Sale of limited partnership interests	-	33,326,751
Sales and offering expenses paid	-	(3,084,050)
Deferred charges	-	(100,000)
Investment by noncontrolling interest	-	12,191,868
Distributions to noncontrolling interests	(390,703)	(97,311)
Cash distributions to partners	(5,228,926)	(3,991,141)
Repurchase of limited partnership interests	-	(29,031)

Net cash (used in) provided by financing activities	(10,777,312)	33,769,794

Net decrease in cash and cash equivalents	(30,317,041)	(13,924,411)
Cash and cash equivalents, beginning of the period	48,783,509	64,317,006

Cash and cash equivalents, end of the period	$18,466,468	$50,392,595

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2012	2011

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$3,509,075	$513,462

Supplemental disclosure of non-cash investing and financing activities:

Underwriting fees due to ICON Securities	$-	$18,108
Organizational and offering expenses due to Investment Manager	$-	$65,726
Organizational and offering expenses charged to equity	$-	$534,465
Equipment purchased with non-recourse long-term debt paid directly by lender	$-	$128,000,000
Exchange of noncontrolling interest in investment in joint ventures for notes receivable	$-	$10,450,296

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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